UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2011

POLYMER GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14330	57-1003983
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300 Charlotte, North Carolina	28269
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 697-5100

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 10, 2011, Polymer Group, Inc. (the “Company”) commenced certain financing activities relating to its proposed merger with Scorpio Merger Sub Corporation, a Delaware corporation, controlled by certain investment funds affiliated with The Blackstone Group, including the private placement of $530.0 million in aggregate principal amount of senior secured notes due 2019 (the “Notes”). A copy of the press release related to the offering of the Notes is attached hereto as Exhibit 99.1.

The information furnished under this Item 7.01 and in Exhibit 99.1 shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filings that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Polymer Group, Inc., dated January 10, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

Date: January 10, 2011	By:	/s/ Dennis E. Norman

Dennis E. Norman Chief Financial Officer